UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2019 (August 7, 2019)

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On August 13, 2019, Clovis Oncology, Inc. (the “Company”) consummated the offering of $250 million aggregate principal amount of its 4.50% Convertible Senior Notes due 2024 (the “Notes”). The Company has granted the initial purchasers in the offering an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $37.5 million aggregate principal amount of Notes.

The Notes were sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, (the “Securities Act”). The offer and sale of the Notes and the shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, the Notes and such shares may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Notes were issued pursuant to that certain Indenture, dated as of August 13, 2019 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

Priced to investors in the offering at 100% of their principal amount, the Notes are senior unsecured obligations of the Company, ranking senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to all of the Company’s liabilities that are not so subordinated, including the Company’s currently outstanding 2.50% Convertible Senior Notes due 2021 (the “2021 Notes”) and its 1.25% Convertible Senior Notes due 2025; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, including the Company’s borrowing under its Financing Agreement with certain affiliates of TPG Sixth Street Partners, LLC as lenders and as the administrative agent, dated as of May 1, 2019; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Notes will mature on August 1, 2024, unless earlier repurchased or converted. Interest on the Notes will be payable on February 1 and August 1 of each year, beginning on February 1, 2020.

The Notes are convertible at an initial conversion rate of 137.2213 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $7.29 per share of common stock). The conversion rate is subject to adjustment in some events as described in the Indenture. Holders may convert their Notes at any time prior to the close of business on the business day immediately preceding August 1, 2024. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event in certain circumstances by a specified number of shares of common stock as described in the Indenture.

The Company will not have the right to redeem the Notes at its option prior to their maturity. If the Company undergoes a fundamental change as described in the Indenture prior to the maturity date of the Notes, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture provides for customary terms and covenants, including that upon certain events of default, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal amount of the Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of the Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The net proceeds from the sale of the Notes were approximately $242.3 million, of which approximately $171.8 million were used to repurchase a portion of the Company’s outstanding 2021 Notes, which will mature on September 15, 2021. Such repurchases were made through individually negotiated, private transactions. The Company intends to use the remaining net proceeds from the offering for general corporate purposes, including sales and marketing expenses associated with Rubraca, funding of the Company’s development programs, payment of milestones pursuant to its license agreements, general and administrative expenses, acquisition or licensing of additional product candidates or businesses, repurchase or repayment of other debt obligations and working capital.

These descriptions of the Indenture and the Notes are qualified in their entirety by reference to the Indenture and Form of Global Note, which are filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The information with respect to the Notes and the Indenture and set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information with respect to the Notes and the Indenture and set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events

The Company used approximately $171.8 million of the net proceeds from the sale of the Notes to repurchase $190.3 aggregate principal amount of its outstanding 2021 Notes in privately negotiated transactions.

On August 7, 2019, the Company issued a press release announcing the commencement of the offering. On August 8, 2019, the Company issued a press release announcing the pricing of the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

4.1	Indenture, dated as of August 13, 2019, by and between Clovis Oncology, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of Global Note representing the 4.50% Convertible Senior Notes due 2024 (included as part of Exhibit 4.1)

99.1	Press Release, dated August 7, 2019

99.2	Press Release, dated August 8, 2019

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2019

CLOVIS ONCOLOGY, INC.

By:	/s/ Paul Gross
Name:	Paul Gross
Title:	Executive Vice President, General Counsel and Chief Compliance Officer